EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99639, 333-86896, 333-73994 and 333-109354) and
on Form S-2 (Nos. 333-112762 and 333-119619) of Provectus Pharmaceuticals, Inc. of our report dated February 11, 2005, relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Chicago, Illinois

March 30, 2005